UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 11, 2010, our parent, Momentive Performance Materials Holdings Inc. (“MPM Holdings”), entered into a combination agreement with Hexion LLC, and certain related parties, pursuant to which our parent agreed to enter into a series of mergers that will result in each of our parent and Hexion LLC becoming direct subsidiaries of a new holding company (such company, “NewCo” and such transactions, the “Combination”). The boards of each of MPM Holdings and Hexion LLC have each unanimously approved the Combination.  Upon completion of the Combination, the current owners of MPM Holdings will own approximately 65% of NewCo with the current owners of Hexion LLC owning approximately 35%, in each case on a fully diluted basis. The closing of the Combination is subject to customary conditions. The combination agreement contains customary representations, warranties and covenants. None of the representations or warranties will survive the closing of the Combination. The combination agreement may be terminated by mutual agreement of our parent and Hexion LLC, or by either of the parties if any of the conditions in the transaction agreement have not been satisfied by December 31, 2010. MPM Holdings and Hexion LLC are each controlled by investment funds affiliated with Apollo Global Management (“Apollo”).

Upon the closing of the Combination, we will enter into a shared services agreement with Hexion Specialty Chemicals, Inc. (“HCSI”), a wholly owned subsidiary of Hexion LLC. Pursuant to the shared services agreement, we will provide to HCSI, and HSCI will provide to us, certain services, including, but not limited to, executive and senior management, administrative support, human resources, information technology support, accounting, finance, legal and procurement services. The shared services agreement will establish certain criteria upon which the costs of such services will be allocated between us and HCSI.  It is also anticipated that each of HCSI and we will cooperate to achieve favorable pricing with respect to purchases of raw materials and logistics services.

Until the completion of the Combination, we and HCSI will continue to operate independently. We currently expect the Combination to close on October 1.

On September 13, 2010, we will hold a conference call to discuss the Combination.

A press release regarding the Combination Agreement is attached hereto as Exhibit 99.1.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information and the information attached to this Current Report as Exhibit 99.1, which information is incorporated herein by reference, to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

( d )	Exhibits. The following exhibit is being filed herewith, and is furnished solely for purposes of Item 7.01 of this Form 8-K.

Exhibit 99.1	Press Release dated September 13, 2010, announcing the entry into the Combination Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:  /s/ Douglas A. Johns

        Name:  Douglas A. Johns

        Title:    General Counsel and Secretary

Date: September 13, 2010

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated September 13, 2010, announcing the entry into the Combination Agreement.